Exhibit 99.1

B2Digital Issues Shareholder Letter Outlining the Path Ahead

TAMPA, FL, August 6, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), issues the following letter to shareholders on behalf of the CEO:

Dear Valued Shareholder,

Allow me to begin today by expressing our most sincere gratitude to our faithful shareholders for your loyalty, patience, and commitment. Today, I would like to provide you with a more thorough and detailed understanding of our vision, our current status and near-term prognosis, further insights into our emerging model, what we have recently accomplished, and what we are focused on achieving next.

First off, we are extremely excited about the path ahead, and about returning to our pre-Covid operating assumptions, when we were just starting to ride a path of momentum defined by large double-digit sequential quarterly topline gains.

Our vision remains intact. The MMA revolution is a sticky, long-term growth thesis that isn’t going anywhere, and B2Digital has positioned itself as the premier development foundation for hardcore fans and top fighters destined for eventual superstardom. We look forward to resuming our core trend of doubling our live event and social media audience consistently on a quarterly basis.

The path ahead is defined by growth potential for B2Digital, and we are excited about the value we believe we will offer new prospective shareholders, with the Company positioned as an emerging leader in a high-growth industry on an equity foundation built of a light share structure and a market capitalization still under $3 million.

I also want to acknowledge the crisis that has dominated the live sports and fitness industry over past months. I couldn’t be more proud of how the B2Digital team has weathered that process, maintaining our stability and finding creative and powerful strategies to build present and future growth.

I firmly believe that, with the benefit of hindsight, the steps we have taken to diversify and mitigate the damage will demonstrate to the marketplace that this period has actually been a strong net long-term positive for B2Digital and its shareholders. Across many industries, the economic fallout we have seen over recent months is both crisis and opportunity.

For our part, we have become more flexible, more diversified, more determined, and better situated for future growth based on the assets we have picked up, including in our One More Gym B2 Official Training Facility division. Equipment, space, and productive resources relevant to our long-term positioning and success have been dumped onto the market at rock-bottom pricing, and we have thankfully been in a position to reinforce our foundation in the process and our growth potential as a result.

In addition, we have created new revenue opportunities. A terrific example is our move to launch our new “B2 Grappling Series” of LIVE Tournament Events this fall. This is not a true innovation because the market already exists. We have seen examples of tournaments in the grappling space – funded by participant-athlete entrance fees – that have brought in tens of thousands in cash flows with very little overhead.

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We have a strong foundation for marketing and recruiting for these events. And they function synergistically with our other training, equipment, gym and fight operations, so the customer acquisition flows from both directions. In addition, this line grants us a deeper pipeline as we form relationships with potential top-tier fighters at an earlier stage, helping them succeed, which in turn helps B2Digital and its shareholders succeed. This is a win-win outcome for everyone involved.

The series will also mobilize our live event technology and operational apparatus, which has been underutilized in recent months due to the health crisis.

Looking ahead, as noted above, the crisis won’t last forever. And we are already starting to prepare for the gradual process of moving back to our pre-covid operational assumptions. We are geographically flexible as well, which means we will have access to markets that come back to full strength ahead of others, and we plan to capitalize on this factor in the months ahead.

On a more general note, we are positioned right now to benefit from the world as it is: we offer the value of an active healthy lifestyle. And that’s what people are most focused on right now. But we are also now extremely well positioned for the world as it will be down the road, when a wave of pent-up demand for live MMA action returns at above-full-volume, and we have widened and deepened our foundational resources for capitalizing.

Finally, we have begun working with the excellent team at Tiger Global Management to increase our presence and visibility on social and digital media. We believe in our vision at B2Digital and feel it is in our shareholders’ best interests to tell our story to the world as we build toward powerful performance and tangible results.

To that end, we have committed ourselves to the task of getting our message out to our current and prospective shareholders and to the public at large aggressively and with complete transparency.

As always, thank you for your continued support and commitment, and I look forward to updating you again very soon.

Best Regards,

Greg P. Bell

Chairman & CEO of B2Digital

For more information about B2Digital, visit the Company’s website at https://www.b2digitalotc.com.

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About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Management

info@TigerGMP.com

www.TigerGMP.com

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